                                                                      EXHIBIT 14

                [COMMUNITY FINANCIAL HOLDING COMPANY, INC. LOGO]

--------------------------------------------------------------------------------
                                                                  CODE OF ETHICS
--------------------------------------------------------------------------------

CONFLICT OF INTEREST

It is the policy of the Company to compete for business on quality of service and price. The Company's reputation for honesty and integrity is embodied in the honesty and integrity of its representatives. As employees of the Company you must protect this sacred trust by avoiding situations that might cause a conflict of interest or any charge of impropriety, real or implied. You should conduct your personal and business affairs in a manner that exemplify our commitment to honesty and integrity. This includes relationships with family, business partners, customers and vendors.

Demands on our time and commitment that might bring about conflicts of interest should be known to our associates and resolved in favor of the best interests of the Company. Consultation with supervisors and management is appropriate where there may appear to be an issue. Any clarifications of this policy must be obtained by Senior Management or the Board of Directors.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

Full and complete compliance with all related laws and regulations is expected from each employee. Such laws and regulations shall include but are not limited to all Federal Reserve Regulations and the Comprehensive Crime Control Act of 1984.

Employees violating the Code of Ethics may be subject to disciplinary action including discharge.

-        Refer to the Comprehensive Crime Control Act of 1984.

The Comprehensive Crime Control Act of 1984 makes it a CRIME for an officer, director, employee, agent, or attorney of any financial institution, including a bank holding company, to solicit or accept "anything of value" for himself or any other person "in connection with any transaction or business of such financial institution".

The Act also makes it a crime for anyone to give or offer to any officer, director, employee, agent, or attorney of any bank holding company, savings and loan holding company, bank, savings and loan association, savings bank, credit union, SBIC or agricultural financing entity "anything of value for, or in connection with, any transaction or business" of such financial institution.

GIFTS

Inducements, given or received, must be limited so as not to be a factor in the decision of either party to a transaction. The application of these standards, while on a case-by-case basis, must be considered in a context of full disclosure in order to

--------------------------------------------------------------------------------

                [COMMUNITY FINANCIAL HOLDING COMPANY, INC. LOGO]

--------------------------------------------------------------------------------

avoid either the fact or appearance of wrong doing due to improper efforts to influence decisions.

ACCEPTING GIFTS

General Rule:

1. It is never permissible for an employee to solicit for himself or any other person a gift of any value from a customer over whose business relationship he has an influence.
2. An employee should not accept a gift of any value from a customer if he has reason to believe that the customer expects or would be entitled to expect favored treatment in return.
3. An employee should not accept from a customer, over whose business relationship he has influence - gifts, money or property that can easily be converted into money (for example: stock), no matter how small the amount or value.
4. Even if the perceived motive for a gift is proper, an employee should not accept gifts that have a value exceeding $100 per year in the aggregate from any one customer over whose business relationship he/she has influence.

Exception:

Receipt of the following will not be considered prohibited "gifts": (a) a non-extravagant and commonly offered service (for example: meals, lodging or entertainment) received by an employee from a customer in the course of a business meeting; (b) any service offered by a customer (for example: a trip) where it is determined (on a case-by-case basis) by Senior Management, that there are important bank reasons (such as expanded business contracts or greater understanding of the customer) for him to accept the service.

GIVING GIFTS

The prohibitions of the Act apply only to the acceptance of gifts by persons who are officers, directors, employees, agents or attorneys of financial institutions. The Act does not prohibit the giving of a gift to the financial institution itself, as distinguished from an individual connected with the institution.

General Rule:
1. No employee should on behalf of the Company give or offer to a person connected with a financial institution a gift with a value exceeding $100. Management will consider items or services with a value of $100 and under as promotional items, not gifts.

--------------------------------------------------------------------------------

                [COMMUNITY FINANCIAL HOLDING COMPANY, INC. LOGO]
--------------------------------------------------------------------------------

Exceptions:

1. Reasonable meals and entertainment occasionally extended as a matter of common courtesy to an individual connected with a financial institution (for example: taking a correspondent banker to dinner and a ball game) will not be considered a "gift" to an individual.
2. Company sponsored social functions for a large number of individuals (for example: a reception for bankers held by the Company) will not constitute the giving of a "gift" to the attendees.

EXTENSIONS OF CREDIT TO RELATIVES AND BUSINESS ASSOCIATES

No employee shall make or approve loans to entities in which they or their immediate family, have an interest directly or indirectly. These entities include: family businesses, partnerships, estates, trusts, associations, joint ventures, companies where a shareholder interest is maintained unless it is publicly traded and the ownership interest is less than 1%. Any credit request under these circumstances must be referred to another lender with no connection or affiliation to the borrower. Loans to persons who have approval authority and which require Executive Committee or Board of Director approval must abstain from voting. All transactions must be arm's-length transactions.

Employees must refrain from borrowing from individuals or business customers of the Company. The only exception is a recognized lender or dealer financing scenario.

Employees must conduct their business and that of their relatives at the Company as would any other customer. Transactions must be handled "over the counter", by using telephone banking or internet banking. Employees must not transact entries to their accounts or loans via the on line entry system or directly through the proof department.

CONFIDENTIALITY

It is the policy of the Company to treat all information regarding the Company, its employees and customers in strictest confidence.

Information, which comes to employees of the Company through our work or business contacts, is privileged and confidential. It is not to be used for the benefit of us or other customers. Safeguarding the confidentiality of matters entrusted to us by our customers is our first obligation to our customer.

It is expected that all employees respect this confidentially even among family members.

--------------------------------------------------------------------------------

                [COMMUNITY FINANCIAL HOLDING COMPANY, INC. LOGO]
--------------------------------------------------------------------------------

In addition to confidentiality of customer information, the Company will entrust you with other items, which require safeguarding such as:

1)       Combinations
2)       Keys
3)       Passwords

You are not to share this information with others.

As an enforcement of this policy, all employees will be asked to sign a statement subscribing fully to this policy.

Breach of this policy will not be tolerated and is grounds for dismissal.

BUSINESS CONDUCT

It is the policy of the Company to comply fully with the anti-bribery provisions. It is a criminal offense for any U.S. enterprise of offer a bribe to an official, political party, or candidate for political office for the purpose of obtaining, retaining, or directing business to any person, regardless of whether that person is the one making the bribe. A bribe may take the form of an offer, payment, promise to pay, or authorization of the payment of any money or anything of value.

When conducting the business of the Company, no bribes, kickbacks or similar remuneration or consideration of any kind is to be given, offered, or accepted to any individual or organization.

REFERRALS

Customers will often ask for referrals for other professional service providers which relate to their finances such as: attorneys, securities brokers, CPA's, real estate agents, etc. Employees are encouraged to refer customers to other employees within the Company and to approved partners. Employees may, when approved by management, offer several sources from which a customer can select. Employees must be careful in making recommendations due to the potential liability that could result if a recommended party fails to meet the clients' expectation. Employees should never render an adverse or negative opinion regarding an outside professional as it may be grounds for libel.

--------------------------------------------------------------------------------

                [COMMUNITY FINANCIAL HOLDING COMPANY, INC. LOGO]
--------------------------------------------------------------------------------

Customers may ask a Company employee for an opinion. The Company does not give investment, legal or tax advice. This is better left to an expert in that particular field. Never discuss subjects outside your expertise.

FIDUCIARY APPOINTMENT

The Company does not have trust powers, therefore; no employee should act as an agent or deputy in any signing capacity on any account (except for members of their family) held in the Company. Further, employees may not act as executor, administrator, trustee, guardian, custodian, or in any fiduciary capacity without authority granted by the Company. Violations of this policy may result in federal or state law violations as they govern the acceptance of fiduciary fees.

SUPPLEMENTAL CODE OF ETHICS FOR FINANCE PROFESSIONALS

The Board of Directors has adopted this Supplemental Code of Ethics for Finance Professionals which applies to the Chief Executive Officer and all of the finance personnel for Community Financial Holding Company, Inc. and its affiliates, including Gwinnett Community Bank.

The principal executive officer and all Finance Professionals will:

         (a) Engage in and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         (b) Avoid conflicts of interest and disclose to the General Counsel any material transaction or relationship that reasonably could be expected to give rise to such a conflict;

         (c) Take all reasonable measures to protect the confidentiality of non-public information about Community Financial Holding Company, Inc. or its subsidiaries and their customers obtained or created in connection with employment activities and to prevent the unauthorized disclosure of such information unless required by applicable law or regulation or legal or regulatory process;

         (d) Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the

--------------------------------------------------------------------------------

                [COMMUNITY FINANCIAL HOLDING COMPANY, INC. LOGO]
--------------------------------------------------------------------------------

                  Securities and Exchange Commission and in other public communications made by the Company;

         (e) Comply with applicable governmental laws, rules and regulations; and

         (f) Promptly report any violation of this Code of Ethics for Finance Professionals to the Chairman of the Audit Committee or any of the Board of Directors.

The principal executive officer and all Finance Professionals are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company's independent public auditors for the purpose of rendering the financial statements of the Company.

The principal executive officer and all Finance Professionals will be held accountable for adherence to this Code of Ethics for Finance Professionals. Failure to observe the terms of this Code of Ethics for Finance Professionals may result in disciplinary action, up to and including termination of employment. Violations of this Code of Ethics for Finance Professionals may also constitute violations of law and may result in civil and criminal penalties for you, your supervisors and/or the Company.

If you have any questions regarding the best course of action in a particular situation, you should promptly contact the Chairman of the Audit Committee. You may choose to remain anonymous in reporting any possible violation of this Code of Ethics for Finance Professionals. Contact information for the Chairman of the Audit Committee can be found on the Company's intranet web site.

--------------------------------------------------------------------------------